Exhibit 21
Subsidiaries of Registrant
As of December 31, 2005

Jurisdiction of
Incorporation
Name of Subsidiary	or Formation

Atrium Insurance Corporation	NY
Axiom Financial, LLC	UT
Canadian Lease Management Ltd.	Canada
Cendant Mortgage, LLC	DE
Century 21 Mortgage Corporation	MA
Chesapeake Funding LLC	DE
Coldwell Banker Home Loans, LLC	DE
Coldwell Banker Mortgage Corporation	MA
D. L. Peterson Trust	DE
Dealers Holding, Inc.	MD
Driversshield.com FS Corp.	NY
Edenton Motors, Inc.	MD
ERA Home Loans, LLC	DE
ERA Mortgage Corporation	MA
FAH Company, Inc.	DE
First Fleet Corporation	MA
First Fleet Master Titling Trust	DE
Haddonfield Holding Corporation	DE
Highlands Vehicle Solutions, Inc.	MD
Instamortgage.com Corporation	MD
J.W. Geckle Trust	MD
JHH Partnership	MD
Landover Mortgage, LLC	WA
Logic Leasing, Inc.	MA
Long Island Mortgage Group, Inc. (dba Corcoran Capital; L’Argent Funding Consultants; Home Key Mortgage Bankers; Royal Capital; Manhattan Island Capital; Long Island Mortgage Resources; NYC Capital; Madison Avenue Capital)
NY
MortgageSave.com Corporation	MA
NE Moves Mortgage, LLC	MA
North Florida Mortgage Services, LLC	DE
PHH (Bermuda) Holdings Ltd.	Bermuda
PHH Auto Finance LLC	MD
PHH Broker Partner Corporation	MD
PHH Canadian Holding, Inc.	DE
PHH Caribbean Leasing, Inc.	MD
PHH Charitable Trust	U.K.
PHH Continental Leasing, LLC	MD
PHH Corner Leasing, Inc.	MD
PHH Corporate Services, Inc.	DE
PHH CPA, Inc.	MD

Jurisdiction of
Incorporation
Name of Subsidiary	or Formation

PHH de Brasil Paricopaceos Ltda.	Brazil
PHH Financial Services LLC	MD
PHH Foundation, Inc.	MD
PHH Home Loans, LLC (dba Sunbelt Lending Services; Hamera Home Loans; ERA Home Loans; Burnet Home Loans; Coldwell Banker Home Loans; Cendant Mortgage; First Capital; Coastal Funding)	DE
PHH Leasing of Canada Ltd	Canada
PHH Market Leasing, Inc.	MD
PHH Milford Leasing, Inc.	MD
PHH Mortgage Capital LLC	DE
PHH Mortgage Corporation	NJ
PHH Mortgage Services Corporation	MD
PHH National Leasing, Inc.	MD
PHH Page Leasing, Inc.	MD
PHH Personallease Corporation	MD
PHH Power Leasing, Inc.	MD
PHH Preferred Mortgage, LLC (dba Preferred Mortgage Services)	DE
PHH Services B.V	Netherlands
PHH Solutions and Technologies, LLC	DE
PHH St. Paul Leasing, Inc.	DE
PHH Vehicle Management Services Group LLC	DE
PHH Vehicle Management Services, Inc.	Canada
PHH Vehicle Management Services, LLC (dba PHH Arval)	DE
PHH VMS Subsidiary Corporation	DE
PHH/ Paymentech LLC	DE
Preferred Mortgage Group, LLC	VA
Raven Funding LLC	DE
RMR Financial, LLC (dba Princeton Capital)	CA
Speedy Title and Appraisal Review Services, LLC	DE
Terrapin Funding LLC	DE
VMS Holdings LLC	DE
Williamsburg Motors, Inc.	MD